UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 13, 2007

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.      Other Events.

On April 12, 2007, Senesco Technologies, Inc., a Delaware corporation (the “Company”), issued a press release to report that James W. Mier, M.D. has joined the Company’s Scientific Advisory Board (“SAB”).  Dr. Mier is both an Associate Professor of Medicine and a practicing physician in the Department of Hematology-Oncology at Beth Israel Deaconess Medical Center, a teaching hospital of Harvard Medical School.  Dr. Mier’s research is funded by the NIH’s National Cancer Institute among others.

Dr. Mier joins Dr. Alan B. Bennett, Chairman of the Company’s SAB and Associate Vice Chancellor of Research at the University of California, Davis and Dr. Charles A. Dinarello, Professor of Medicine at the University of Colorado School of Medicine. Dr. Russell Jones, Professor of Plant Biology at the University of California, Berkeley, has stepped down as he is pursuing an overseas position.

A copy of this press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release of Senesco Technologies, Inc. dated April 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: April 13, 2007	By:	/s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer